Exhibit 99.1

Mullen Automotive and Qiantu Motors to Launch EV
Supercar Branded Mullen GT and GTRS with Program
Start Commencing March 20th, 2023

•	Mullen is granted a license for IP and Exclusive Distribution Rights in North and South American markets for the Qiantu K50/DragonFLY.

•	Mullen will finalize vehicle engineering pursuant to US standards with final assembly in Mishawka, IN.

•	EV supercar will be rebranded and refreshed to sell under the Mullen GT & GTRS brands with expected performance specs of 0-60 MPH in 1.95 seconds and a top speed over 200 MPH.

BREA, Calif., Mar. 20, 2023 -- via InvestorWire -- Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today that it has been granted the North and South American IP and distribution rights from Qiantu Motors and affiliated companies as part of a license agreement allowing assembly and distribution of the DragonFLY K50 in the Americas.

The Dragonfly vehicle proportions and carbon fiber construction contribute to a striking design that is dramatic and timelessly beautiful. Mullen will begin its program to re-engineer and re-design the product to meet homologation requirements for US certification and customer expectations for today’s supercars. These modifications will be in line with Mullen’s vehicle design language currently found in the Mullen FIVE and Mullen FIVE RS. To ensure supercar status, the vehicle will also feature an updated powertrain, targeting sub 2.0 sec 0-60 mph and a top speed exceeding 200 mph.

“Qiantu has been working on developing electric vehicles since 2013. We are honored to cooperate with Mullen Automotive to bring Qiantu K50 to the US market”, said Chairman Lu, of Qiantu Motors. “As an important step in Qiantu's internationalization, we are confident that the Qiantu K50 will reach even more customers and provide a superior driving experience. With its sleek design, excellent driving & handling performance, and impressive full carbon fiber exterior, we believe the Qiantu K50 will be a success in the US EV market, offering users a new level of performance and convenience.”

“This agreement with Qiantu is an important milestone for the Company. Not only does it settle a long outstanding dispute between our respective companies, but also presents the opportunity to fulfill my vision for a supercar that would rival some of the best supercars in the world”, said David Michery, CEO and Chairman of Mullen Automotive. “Since day 1, we have received overwhelming positive feedback for this vehicle, including our original debut at the 2019 New York Auto Show and the Indy 500 in May 2019. We are excited to start the GT and GTRS programs on March 20th, 2023. “

Additional information can be found on Mullen Automotive’s most recently filed 8-K, found here.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen I-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the Program Start for the Mullen GT and GTRS will commence on March 20, 2023 as anticipated, whether final assembly of the vehicle will take place in Mishawka, IN, whether the EV supercar will achieve the expected performance specifications including the speed of 0-60 MPH in 1.95 seconds and a top speed over 200 MPH, the timing of potential homologation for US certification, whether modifications to the vehicle will be in line with Mullen’s vehicle design language currently found in the Mullen FIVE and Mullen FIVE RS, whether the Mullen GT and GTRS will rival some of the best supercars in the world or prove successful for the Company. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com